FOR IMMEDIATE RELEASE	Thursday, November 8, 2018
TEGNA Inc. Reports 2018 Third Quarter Results and Record Full-Year Political Revenue

Full-year political revenue exceeded previous mid-term election record by 50 percent

McLEAN, VA - TEGNA Inc. (NYSE: TGNA) today announced results for the third quarter ended September 30, 2018 and all-time record political revenue for the third quarter and full-year. Full-year revenue growth is expected to increase mid-teens, at the high end of the previous guidance range.

Highlights include:

•
Total company revenue from continuing operations in the third quarter was $539 million, up 16 percent year-over-year and in line with the guidance range provided last quarter. Adjusted total company revenue, excluding political advertising, was up four percent year-over-year, despite being negatively impacted by political displacement.

•	Record-breaking $238 million full-year political revenue, up 50 percent from the last mid-term election cycle, significantly above prior guidance of $180 million to $200 million.

•	$60 million in the third quarter, up 51 percent from the previous mid-terms.

•	$144 million in the fourth quarter, up 56 percent from the previous mid-terms. No material political revenue is expected from now to the end of the quarter.

•	Subscription revenue is on track to achieve the high-end of previously announced full-year guidance of mid-teens growth.

•	Subscription revenue in the third quarter was 17 percent above last year, a $30 million increase.

•	Paid subscribers have increased year-over-year for five consecutive months, fueled by the continued growth of over-the-top (“OTT”) subscribers in TEGNA markets.

•
High margin subscription and political revenues are expected to account for approximately half of our total two-year revenue beginning in 2019/2020, and a higher percentage on all two-year cycles thereafter.

•	Total advertising and marketing services revenue in the third quarter, which excludes political revenue, declined five percent year-over-year due to crowd out from record political inventory.

•
Premion, TEGNA’s first to market OTT advertising service, remains on pace to achieve full-year revenue guidance of $75 million, excluding Premion political revenue, which is included in total reported political revenue.

•	Total company adjusted EBITDA was $180.9 million in the third quarter, up 25 percent year-over-year.

•	Free cash flow in the quarter of $164 million was 31 percent of revenue, a record high. TEGNA reduced debt by $144 million, resulting in total debt of $3.0 billion and net leverage of 4.2 times.

•
Earlier this quarter, announced an agreement to acquire two leading local media brands, CBS affiliate WTOL in Toledo, OH and NBC affiliate KWES in Odessa-Midland, TX, in a $105 million transaction with a multiple of 5.9 times based on average 2017/2018 EBITDA after synergies but prior to tax savings. These purchases are expected to be accretive to EPS in less than a year and immediately accretive to free cash flow; both are expected to close in the fourth quarter of 2018.

•
GAAP earnings per diluted share from continuing operations were $0.43 in the third quarter and non-GAAP* earnings per diluted share from continuing operations were $0.40, an increase of 74 percent year-over-year.

* See “Use of Non-GAAP Information” below for more detail.

“We continue to execute growth in shareholder value with another quarter of strong results driven by an increase in year-over-year paid subscribers, strong subscription revenue, and record political revenue,” said Dave Lougee, president and chief executive officer, TEGNA. “Our portfolio is evolving, and we remain focused on growing these stable and profitable revenue streams. As a result, we expect the mix of high margin subscription and political revenues will comprise approximately half of our total two-year revenue beginning in 2019/2020, and a larger percentage on a rolling two-year cycle, allowing us to continue to deliver value to our shareholders, regardless of cyclical or economic conditions. Demand for Premion also remains strong and it is on track to achieve our increased revenue guidance of $75 million. Finally, our recently announced acquisitions of WTOL and KWES will contribute to our growth and continues our track record of creating value through M&A.”

THIRD QUARTER KEY METRICS
In analyzing third quarter 2018 results, TEGNA’s odd-to even-year results are positively impacted by cyclical political advertising drivers due to the company’s footprint in states that tend to see substantial campaign spending.

The following table presents key metrics (in thousands):

Q3 2018 Key Metrics	GAAP	Non-GAAP (b)

Total company revenues	$538,976	NA
Advertising and marketing services (a)	264,852	NA
Subscription	207,463	NA
Political	60,410	NA
Other	6,251	NA

Operating income	154,284	158,566
Net income from continuing operations	92,826	87,434
Earnings from continuing operations per share	$0.43	$0.40

Adjusted EBITDA	NA	180,875
Adjusted EBITDA, excluding corporate expense	NA	192,987
Free cash flow	NA	164,202
Free cash flow as a percentage of revenue (c)	NA	30.5%

(a) Includes traditional advertising, digital advertising as well as revenue from the company's digital marketing services business.
(b) Refer to Tables 2 through 5 for reconciliations to the most directly comparable financial measure calculated and presented in accordance with GAAP.
(c) Calculated as a percent of total GAAP revenues.

OVERVIEW OF THIRD QUARTER RESULTS
Total company revenues increased 16 percent in the quarter on a GAAP basis primarily due to a $30 million increase in subscription revenue and a $57 million increase in political revenue. When excluding cyclical political advertising, total company adjusted revenues were up four percent despite political crowd out in non-political advertising.

Subscription revenue grew 17 percent year-over-year driven by growth in OTT subscribers. This stable, profitable and growing source of revenue continues to reduce the impacts of advertising demand shifts on TEGNA’s portfolio.

Advertising and marketing services revenue was five percent lower in the quarter compared to the third quarter of 2017 due to crowd out from record political inventory.

GAAP expenses were up 11 percent year-over-year, primarily driven by expenses related to revenue growth, investments in Premion, higher programming fees and the acquisition of KFMB. Programming fees, which include reverse compensation paid to networks, increased mainly due to the growth in subscription revenues. Additionally, our strategy to reinvest the majority of Premion’s operating income continues to result in accelerating revenue growth.

GAAP operating income totaled $154.3 million in the third quarter of 2018. Adjusted EBITDA (a non-GAAP measure detailed in Table 3) totaled $180.9 million in the quarter and the Adjusted EBITDA margin equaled 34 percent. Adjusted EBITDA excluding corporate expenses was $193.0 million, which resulted in a margin of 36 percent. We expect our full-year Adjusted EBITDA margin to be toward the high end of the previously guided range of 36 to 38 percent, excluding corporate expenses.

Net income from continuing operations was $92.8 million. On a non-GAAP basis, net income from continuing operations was 77 percent higher year-over-year and totaled $87.4 million reflecting growth in operating income and a lower tax rate.

Special items impacting operating expenses were $4.3 million for the quarter, comprised of $7.3 million of severance expense (due primarily to ongoing consolidation at our corporate headquarters), partially offset by $3.0 million of FCC spectrum repacking reimbursements. Special items impacting non-operating expenses totaled $1.2 million due to a pension payment timing-related charge. Finally, we had special item tax benefits totaling $9.7 million related to tax reform and reversal of a capital loss valuation allowance, both resulting from the completion of our 2017 federal income tax return in the third quarter. Refer to Table 2 for a reconciliation of results on a GAAP and non-GAAP basis.

THIRD QUARTER NON-OPERATING AND CASH FLOW ITEMS
Interest expense in the quarter was $48.2 million compared to $51.9 million in the third quarter of 2017. The decline was due primarily to lower average debt outstanding, partially offset by a slightly higher average interest rate. Debt outstanding was $3.0 billion and total cash was $23.8 million at the end of the quarter. Due to a reduction of debt outstanding under our revolving credit agreement, approximately 90 percent of our debt has fixed interest rates, minimizing the impact of rising interest rates during the quarter and in the future.

Other non-operating expenses were $0.2 million in the quarter compared to $3.7 million last year. The decrease was primarily attributable to declines in transaction costs of $2.3 million and lower pension expense of $2.8 million (due to strong investment returns achieved), partially offset by a pension-related payment charge of $1.2 million.

Cash flow from operating activities for the third quarter of 2018 was $178.6 million. Free cash flow from continuing operations (a non-GAAP measure - refer to Table 5) was $164.2 million compared to $94.6 million in the third quarter of 2017. This increase is primarily attributable to an increase in political revenue ($56.6 million) and declines in tax payments ($25.1 million).

During the third quarter, TEGNA repaid $144 million of debt, reducing interest cost by approximately $8 million per year.

FOURTH QUARTER 2018 OUTLOOK
In the fourth quarter, TEGNA expects total company GAAP revenue to increase 30 to 32 percent year-over-year, driven by continued strong political advertising and subscription revenue growth. Record setting political revenue of approximately $144 million for the fourth quarter and $238 million for the full-year reflects the central role our strong TEGNA stations play in all local political marketing strategies. Adjusted company revenue, excluding political advertising, is still expected to be up mid-single digits despite being negatively impacted by political displacement.

We expect non-GAAP operating expenses will increase mid-teens in the fourth quarter due to continued growth in programming fees and Premion reinvestments, as well as the fact that the majority of political advertising revenue will be recognized in the fourth quarter.

UPDATE ON KEY MESSAGES AND STRATEGIC INITIATIVES

•
Transition to ATSC 3.0 - TEGNA joined other leading broadcasters in announcing support for the nationwide roll-out of the Next Generation over-the-air television transmission standard by the end of 2020. Next Gen TV will provide viewers dramatically improved services and opens up new opportunities and business models for local broadcasters. TEGNA continues to participate in the commercialization efforts in the Phoenix Model Market industry test bed with its station KPNX through 2019 in anticipation of ATSC 3.0 equipped television sets being available in 2020.

•
Daily Blast LIVE (DBL) launched in 15 additional markets - During the quarter, DBL launched on TEGNA’s KFMB in San Diego, along with 14 additional non-TEGNA markets, including: WMUR in Boston, WMYD in Detroit, WMAR in Baltimore, WRTV in Indianapolis, KMCI in Kansas City, WTMJ in Milwaukee and WWBT in Richmond. DBL is now available in a total of 50 markets.

•
Structured Content Innovation process - TEGNA held its 8th Innovation Summit, a disciplined strategic process of brainstorming, piloting, testing and execution. The summits have identified more than 60 pilot programs with 19 being greenlit. A recent example is “Mothers Matter,” a four-part digital, episodic investigation into the high death rate of American mothers from pregnancy related causes. In the first few days after launch, there were 1.5 million visitors to “Mothers Matter” content on stations’ digital sites and over five million page views. TEGNA’s content innovation efforts are core to our strategy of attracting new consumers and advertisers across platforms.

•
TEGNA Marketing Solutions (TMS) - During the quarter, TEGNA integrated the existing capabilities of in-house creative agency Hatch, digital marketing services provider G/O Digital and OTT advertising service Premion into one unified data-driven sales strategy. TEGNA Marketing Solutions, inclusive of Premion, is a result of the transformation of our go-to market strategy.

CAPITAL ALLOCATION AND M&A UPDATE
TEGNA follows a disciplined capital allocation strategy focused on creating value for long-term shareholders. The company’s flexible investment evaluation process seeks to maximize returns by anticipating and taking advantage of new opportunities and evolving market conditions.

Our recently announced agreement to acquire WTOL in Toledo, OH and KWES in Odessa-Midland, TX represents a multiple of 5.9 times expected average 2017/2018 EBITDA after synergies but prior to tax savings. The transaction is expected to be accretive to EPS in less than a year after close and immediately accretive to free cash flow and will have no material impact on TEGNA’s leverage. TEGNA has a track record of successfully-executed acquisitions where we meet or exceed EPS and free cash flow targets, and we expect our WTOL and KWES acquisitions to perform accordingly.

CONFERENCE CALL
TEGNA Inc. (NYSE: TGNA) will host its third quarter 2018 earnings conference call with financial analysts on Thursday, November 8, 2018 at 8:30 a.m. (ET). The call will be accessible live to the media and general public via webcast and through a limited number of dial-in conference lines. TEGNA’s earnings announcement will be released to news outlets and wire services before the market opens on November 8. Materials related to the call will be available at that time through the Investor Relations section of TEGNA’s website, investors.TEGNA.com. The live webcast will be accessible through the company’s website. To listen to the live webcast, access investors.TEGNA.com and click on the link to the webcast. Allow at least 10 minutes to access TEGNA’s home page and complete the links before the webcast begins. To access the conference call, dial 877-260-1479 at least 10 minutes prior to the scheduled 8:30 a.m. (ET) start of the call. International callers should dial 334-323-0522. The confirmation code for the conference call is 6221365. A replay of the conference call will be available under “Investor Relations” at www.TEGNA.com from Thursday, November 8 at 12:30 p.m. (ET) to Thursday, November 22 at 12:30 p.m. (ET). To access the replay, dial 888-203-1112 or 719-457-0820. The confirmation code for the replay is 6221365. A transcript of the conference call also will be made available on the company’s website.

ADDITIONAL INFORMATION
TEGNA Inc. (NYSE: TGNA) is an innovative media company that serves the greater good of our communities. With 47 television stations and two radio stations in 39 markets, TEGNA delivers relevant content and information to consumers across platforms. It is the largest owner of top 4 affiliates in the top 25 markets, reaching approximately one-third of all television households nationwide. Each month, TEGNA reaches 50 million adults on-air and approximately 30 million across its digital platforms. TEGNA has been consistently honored with the industry’s top awards, including Edward R. Murrow, George Polk, Alfred I. DuPont and Emmy Awards. TEGNA also delivers innovative and unparalleled solutions for advertisers through TEGNA Marketing Solutions (TMS). TMS is a one-stop shop that helps businesses thrive through an unmatched suite of services and solutions that reach consumers across television, email, social and over-the-top (OTT) platforms, including Premion, TEGNA’s OTT advertising service. Across platforms, TEGNA tells empowering stories, conducts impactful investigations and delivers innovative marketing solutions. For more information, visit www.TEGNA.com.

Certain statements in this press release may be forward looking in nature or “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this press release are subject to a number of risks, trends and uncertainties that could cause actual performance to differ materially from these forward-looking statements. A number of those risks, trends and uncertainties are discussed in the company’s SEC reports, including the company’s annual report on Form 10-K and quarterly reports on Form 10-Q. Any forward-looking statements in this press release should be evaluated in light of these important risk factors.

TEGNA is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this press release by wire services, Internet service providers or other media.

* * * *

For investor inquiries, contact:	For media inquiries, contact:
Jeffrey Heinz	Anne Bentley
Vice President, Investor Relations	Vice President, Corporate Communications
703-873-6917	703-873-6366
jheinz@TEGNA.com	abentley@TEGNA.com

CONSOLIDATED STATEMENTS OF INCOME Continuing Operations TEGNA Inc. Unaudited, in thousands of dollars (except per share amounts)

Table No. 1
	Quarter ended September 30,
	2018	2017	% Increase (Decrease)

Revenues	$538,976	$464,264	16.1

Operating expenses:
Cost of revenues, exclusive of depreciation	271,156	235,474	15.2
Business units - Selling, general and administrative expenses, exclusive of depreciation	76,639	70,914	8.1
Corporate - General and administrative expenses, exclusive of depreciation	17,593	12,881	36.6
Depreciation	14,262	15,186	(6.1)
Amortization of intangible assets	8,047	5,395	49.2
Asset impairment and other (gains) charges	(3,005)	7,553	***
Total	384,692	347,403	10.7
Operating income	154,284	116,861	32.0

Non-operating income (expense):
Equity income (loss) in unconsolidated investments, net	771	866	(11.0)
Interest expense	(48,226)	(51,855)	(7.0)
Other non-operating items, net	(214)	(3,671)	(94.2)
Total	(47,669)	(54,660)	(12.8)

Income before income taxes	106,615	62,201	71.4
Provision for income taxes	13,789	11,447	20.5
Net Income from continuing operations	$92,826	$50,754	82.9

Earnings from continuing operations per share:
Basic	$0.43	$0.24	79.2
Diluted	$0.43	$0.23	87.0

Weighted average number of common shares outstanding:
Basic	216,015	215,863	0.1
Diluted	216,348	218,095	(0.8)

Dividends declared per share	$0.07	$0.07	—

CONSOLIDATED STATEMENTS OF INCOME Continuing Operations TEGNA Inc. Unaudited, in thousands of dollars (except per share amounts)

Table No. 1 (continued)
	Nine months ended September 30,
	2018	2017	% Increase (Decrease)

Revenues	$1,565,146	$1,412,703	10.8

Operating expenses:
Cost of revenues, exclusive of depreciation	793,943	696,565	14.0
Business units - Selling, general and administrative expenses, exclusive of depreciation	229,193	214,645	6.8
Corporate - General and administrative expenses, exclusive of depreciation	41,522	42,462	(2.2)
Depreciation	41,594	41,721	(0.3)
Amortization of intangible assets	22,791	16,172	40.9
Asset impairment and other (gains) charges	(9,331)	11,086	***
Total	1,119,712	1,022,651	9.5
Operating income	445,434	390,052	14.2

Non-operating income (expense):
Equity income (loss) in unconsolidated investments, net	15,080	(1,549)	***
Interest expense	(145,055)	(162,113)	(10.5)
Other non-operating items, net	(13,005)	(26,853)	(51.6)
Total	(142,980)	(190,515)	(25.0)

Income before income taxes	302,454	199,537	51.6
Provision for income taxes	61,929	54,855	12.9
Net Income from continuing operations	$240,525	$144,682	66.2

Earnings from continuing operations per share:
Basic	$1.11	$0.67	65.7
Diluted	$1.11	$0.66	68.2

Weighted average number of common shares outstanding:
Basic	216,210	215,558	0.3
Diluted	216,617	217,827	(0.6)

Dividends declared per share	$0.21	$0.28	(25.0)

USE OF NON-GAAP INFORMATION

The company uses non-GAAP financial performance and liquidity measures to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures should not be considered in isolation from, or as a substitute for, the related GAAP measures, nor should they be considered superior to the related GAAP measures, and should be read together with financial information presented on a GAAP basis. Also, our non-GAAP measures may not be comparable to similarly titled measures of other companies.

Management and the company’s Board of Directors use the non-GAAP financial measures for purposes of evaluating business unit and consolidated company performance. Furthermore, the Leadership Development and Compensation Committee of our Board of Directors uses non-GAAP measures such as Adjusted EBITDA, non-GAAP net income, non-GAAP EPS, Adjusted revenues and free cash flow to evaluate management’s performance. The company, therefore, believes that each of the non-GAAP measures presented provides useful information to investors and other stakeholders by allowing them to view our business through the eyes of management and our Board of Directors, facilitating comparisons of results across historical periods and focus on the underlying ongoing operating performance of our business. The company discusses in this report non-GAAP financial performance measures that exclude from its reported GAAP results the impact of “special items” consisting of severance expense, items related to asset impairment and other (gains) charges, TEGNA Foundation donations, certain non-operating expenses (business acquisition, pension payment timing related charges, and integration costs), costs associated with the Cars.com spin-off transaction, and a net gain on equity method investment. In addition, we have income tax special items associated with tax impacts associated with the acquisition of KFMB; and deferred tax benefit adjustments related to adjusting provisional tax impacts of tax reform (enacted in December 2017) and a partial capital loss valuation allowance release, both resulting from completion of our 2017 federal income tax return in the third quarter.

We believe that such gains, expenses and charges are not indicative of normal, ongoing operations. Such items vary from period to period and are significantly impacted by the timing and nature of these events. Therefore, while we may incur or recognize these types of gains, expenses and charges in the future, we believe that removing these items for purposes of calculating the non-GAAP financial measures provides investors with a more focused presentation of our ongoing operating performance.

The company also discusses Adjusted EBITDA (with and without corporate expenses), non-GAAP financial performance measures that it believes offer a useful view of the overall operation of its businesses. The company defines Adjusted EBITDA as net income from continuing operations before (1) interest expense, (2) income taxes, (3) equity income (losses) in unconsolidated investments, net, (4) other non-operating items such as corporate transaction expenses (such as business acquisition and disposition costs) and investment income, (5) severance expense, (6) other charges, (7) impairment charges, (8) depreciation and (9) amortization. The most directly comparable GAAP financial measure to Adjusted EBITDA is Net income from continuing operations. Users should consider the limitations of using Adjusted EBITDA, including the fact that this measure does not provide a complete measure of our operating performance. Adjusted EBITDA is not intended to purport to be an alternative to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. In particular, Adjusted EBITDA is not intended to be a measure of free cash flow available for management’s discretionary expenditures, as this measure does not consider certain cash requirements, such as working capital needs, capital expenditures, contractual commitments, interest payments, tax payments and other debt service requirements.

The company also considers adjusted revenues to be an important non-GAAP financial measure. Adjusted revenue is calculated by taking total company revenues on a GAAP basis and adjusting it to exclude political revenues. This adjustment is made to the company's reported revenue on a GAAP basis in order to evaluate and assess our core operations on a comparable basis, and it represents the ongoing operations of our broadcast business.

This earnings release also discusses free cash flow, a non-GAAP liquidity measure. Free cash flow is defined as “net cash flow from operating activities” as reported on the statement of cash flows reduced by “purchase of property and equipment”. The company believes that free cash flow is a useful measure for management and investors to evaluate the level of cash generated by operations and the ability of its operations to fund investments in new and existing businesses, return cash to shareholders under the company’s capital program, repay indebtedness, add to the company’s cash balance, or use in other discretionary activities. Management uses free cash flow to monitor cash available for repayment of indebtedness and in discussions with the investment community. Like Adjusted EBITDA, free cash flow is not intended to be a measure of cash flow available for management’s discretionary use.

Tabular reconciliations for all of the non-GAAP financial measures to the most directly comparable GAAP financial measures are presented in the following tables.

NON-GAAP FINANCIAL INFORMATION TEGNA Inc. Unaudited, in thousands of dollars (except per share amounts)

Table No. 2

Reconciliations of certain line items impacted by special items to the most directly comparable financial measure calculated and presented in accordance with GAAP on the company's consolidated statements of income follow:

	GAAP Measure	Special Items				Non-GAAP Measure
	Quarter ended Sept. 30, 2018	Operating asset impairment and other	Severance expense	Pension payment timing related charge	Special tax benefit	Quarter ended Sept. 30, 2018

Cost of revenues, exclusive of depreciation	$271,156	$—	$(931)	$—	$—	$270,225
Business units - Selling, general and administrative expenses, exclusive of depreciation	76,639	—	(875)	—	—	75,764
Corporate - General and administrative expenses, exclusive of depreciation	17,593	—	(5,481)	—	—	12,112
Asset impairment and other (gains)	(3,005)	3,005	—	—	—	—
Operating expenses	384,692	3,005	(7,287)	—	—	380,410
Operating income	154,284	(3,005)	7,287	—	—	158,566
Other non-operating items	(214)	—	—	1,198	—	984
Total non-operating expense	(47,669)	—	—	1,198	—	(46,471)
Income before income taxes	106,615	(3,005)	7,287	1,198	—	112,095
Provision for income taxes	13,789	(800)	1,714	301	9,657	24,661
Net income from continuing operations	92,826	(2,205)	5,573	897	(9,657)	87,434
Net income from continuing operations per share-diluted (a)	$0.43	$(0.01)	$0.03	$—	$(0.04)	$0.40
(a) - Per share amounts do not sum due to rounding.

	GAAP Measure	Special Items			Non-GAAP Measure
	Quarter ended Sept. 30, 2017	Operating asset impairment and other	Other non-operating items	Special tax benefit	Quarter ended Sept. 30, 2017

Asset impairment and other charges	$7,553	$(7,553)	$—	$—	$—
Operating expenses	347,403	(7,553)	—	—	339,850
Operating income	116,861	7,553	—	—	124,414
Other non-operating items	(3,671)	—	2,688	—	(983)
Total non-operating expense	(54,660)	—	2,688	—	(51,972)
Income before income taxes	62,201	7,553	2,688	—	72,442
Provision for income taxes	11,447	2,780	629	8,086	22,942
Net income from continuing operations	50,754	4,773	2,059	(8,086)	49,500
Net income from continuing operations per share-diluted (a)	$0.23	$0.02	$0.01	$(0.04)	$0.23
(a) - Per share amounts do not sum due to rounding.

NON-GAAP FINANCIAL INFORMATION TEGNA Inc. Unaudited, in thousands of dollars (except per share amounts)

Table No. 2 (continued)

Reconciliations of certain line items impacted by special items to the most directly comparable financial measure calculated and presented in accordance with GAAP on the company's condensed consolidated statements of income follow:

	GAAP Measure	Special Items						Non-GAAP Measure
	Nine months ended Sept. 30, 2018	Severance expense	Operating asset impairment and other	Pension payment timing related charges	Other non-operating items	Net gain on equity method investment	Special tax benefit	Nine months ended Sept. 30, 2018

Cost of revenues, exclusive of depreciation	$793,943	$(931)	$—	$—	$—	$—	$—	$793,012
Business units - Selling, general and administrative expenses, exclusive of depreciation	229,193	(875)	—	—	—	—	—	228,318
Corporate - General and administrative expenses, exclusive of depreciation	41,522	(5,481)	—	—	—	—	—	36,041
Asset impairment and other (gains)	(9,331)	—	9,331	—	—	—	—	—
Operating expenses	1,119,712	(7,287)	9,331	—	—	—	—	1,121,756
Operating income	445,434	7,287	(9,331)	—	—	—	—	443,390
Equity income in unconsolidated investments, net	15,080	—	—	—	—	(16,758)	—	(1,678)
Other non-operating items	(13,005)	—	—	7,498	15,184	—	—	9,677
Total non-operating expense	(142,980)	—	—	7,498	15,184	(16,758)	—	(137,056)
Income before income taxes	302,454	7,287	(9,331)	7,498	15,184	(16,758)	—	306,334
Provision for income taxes	61,929	1,714	(798)	1,909	2,178	(4,216)	7,007	69,723
Net income from continuing operations	240,525	5,573	(8,533)	5,589	13,006	(12,542)	(7,007)	236,611
Net income from continuing operations per share-diluted (a)	$1.11	$0.03	$(0.04)	$0.03	$0.06	$(0.06)	$(0.03)	$1.09
(a) - Per share amounts do not sum due to rounding.

	GAAP Measure	Special Items				Non-GAAP Measure
	Nine months ended Sept. 30, 2017	Severance expense	Operating asset impairment and other	Other non-operating items	Special tax benefit	Nine months ended Sept. 30, 2017

Cost of revenues, exclusive of depreciation	$696,565	$(522)	$—	$—	$—	$696,043
Business units - Selling, general and administrative expenses, exclusive of depreciation	214,645	(1,471)	—	—	—	213,174
Corporate - General and administrative expenses, exclusive of depreciation	42,462	(1,060)	—	—	—	41,402
Asset impairment and other charges	11,086	—	(11,086)	—	—	—
Operating expenses	1,022,651	(3,053)	(11,086)	—	—	1,008,512
Operating income	390,052	3,053	11,086	—	—	404,191
Other non-operating items	(26,853)	—	—	31,991	—	5,138
Total non-operating expense	(190,515)	—	—	31,991	—	(158,524)
Income before income taxes	199,537	3,053	11,086	31,991	—	245,667
Provision for income taxes	54,855	1,174	4,104	6,921	11,724	78,778
Net income from continuing operations	144,682	1,879	6,982	25,070	(11,724)	166,889
Net income from continuing operations per share-diluted	$0.66	$0.01	$0.03	$0.12	$(0.05)	$0.77

NON-GAAP FINANCIAL INFORMATION TEGNA Inc. Unaudited, in thousands of dollars

Table No. 3

	Quarter ended September 30,
	2018	2017	% Increase (Decrease)
Net income from continuing operations (GAAP basis)	$92,826	$50,754	82.9
Provision for income taxes	13,789	11,447	20.5
Interest expense	48,226	51,855	(7.0)
Equity income in unconsolidated investments, net	(771)	(866)	(11.0)
Other non-operating items	214	3,671	(94.2)
Operating income (GAAP basis)	154,284	116,861	32.0
Severance expense	7,287	—	***
Asset impairment and other (gains) charges	(3,005)	7,553	***
Adjusted operating income (non-GAAP basis)	158,566	124,414	27.5
Depreciation	14,262	15,186	(6.1)
Amortization of intangible assets	8,047	5,395	49.2
Adjusted EBITDA (Non-GAAP basis)	$180,875	$144,995	24.7
Corporate - General and administrative expense, exclusive of depreciation (non-GAAP basis)	12,112	12,881	(6.0)
Adjusted EBITDA, excluding Corporate (Non-GAAP basis)	$192,987	$157,876	22.2

	Nine months ended September 30,
	2018	2017	% Increase (Decrease)
Net income from continuing operations (GAAP basis)	$240,525	$144,682	66.2
Provision for income taxes	61,929	54,855	12.9
Interest expense	145,055	162,113	(10.5)
Equity (income) loss in unconsolidated investments, net	(15,080)	1,549	***
Other non-operating items	13,005	26,853	(51.6)
Operating income (GAAP basis)	445,434	390,052	14.2
Severance expense	7,287	3,053	***
Asset impairment and other (gains) charges	(9,331)	11,086	***
Adjusted operating income (non-GAAP basis)	443,390	404,191	9.7
Depreciation	41,594	41,721	(0.3)
Amortization of intangible assets	22,791	16,172	40.9
Adjusted EBITDA (Non-GAAP basis)	$507,775	$462,084	9.9
Corporate - General and administrative expense, exclusive of depreciation (non-GAAP basis)	36,041	41,402	(12.9)
Adjusted EBITDA, excluding Corporate (Non-GAAP basis)	$543,816	$503,486	8.0

NON-GAAP FINANCIAL INFORMATION TEGNA Inc. Unaudited, in thousands of dollars

Table No. 4
Reconciliations of adjusted revenues to our revenues presented in accordance with GAAP on our Consolidated Statements of Income are presented below (in thousands):
	Quarter ended September 30,
	2018	2017	% Increase (Decrease)

Advertising and marketing services (a)	$264,852	$277,817	(4.7%)
Subscription	207,463	177,692	16.8%
Political	60,410	3,783	***
Other	6,251	4,972	25.7%
Total revenues (GAAP basis)	$538,976	$464,264	16.1%

Factor impacting comparisons:
Political	(60,410)	(3,783)	***
Total company adjusted revenues (Non-GAAP basis)	$478,566	$460,481	3.9%

(a) Includes traditional advertising, digital advertising as well as revenue from the company's digital marketing services business.

NON-GAAP FINANCIAL INFORMATION TEGNA Inc. Unaudited, in thousands of dollars

Table No. 5

“Free cash flow” is a non-GAAP liquidity measure used in addition to and in conjunction with results presented in accordance with GAAP. Free cash flow should not be relied upon to the exclusion of similar GAAP financial measures.

	Quarter ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017

Net cash flow from operating activities	$178,619	$108,715	$332,660	$351,739
Purchase of property and equipment	(14,417)	(14,143)	(35,281)	(63,846)
Free cash flow	$164,202	$94,572	$297,379	$287,893

Note: The 2017 free cash flow numbers presented in the table above includes Cars.com and CareerBuilder which were spun-off and sold, respectively, during 2017.